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                                                                   Exhibit 10.31

                                    GUARANTY

               Guaranty (this "Guaranty"), dated as of June 1, 1999 of CANDLEWOOD HOTEL COMPANY, INC., a Delaware corporation ("Guarantor") in favor of CANDLEWOOD HOTEL COMPANY FUND I, LLC, a Delaware limited liability company (the "Payee").

               WHEREAS, Candlewood Ventures I, LLC, a Delaware limited liability company (the "Member"), is a wholly-owned subsidiary of Guarantor and has committed to make capital contributions to the Payee in respect of its membership interests in the Payee in amounts set forth in that certain Limited Liability Company Agreement of Candlewood Hotel Company Fund I, LLC, dated as of the date hereof (the "LLC Agreement" capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the LLC Agreement), by and between the Member and Boston Capital (the "Capital Contributions"); and

               WHEREAS, Guarantor is willing to enter this Guaranty to induce Payee to issue Membership Interests (as defined in the LLC Agreement) to the Member;

               NOW, THEREFORE, Guarantor hereby agrees:

               Section 1. Guaranty by Guarantor.

               (a) From and after the date hereof, Guarantor hereby unconditionally guarantees the due and punctual payment of the Capital Contributions by the Member in accordance with the terms of the LLC Agreement; provided, however, that Guarantor shall not be liable to make any payment until five (5) Business Days (as defined in the LLC Agreement) following receipt by Guarantor of written notice from the Payee that a payment of an amount is due thereunder. Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the LLC Agreement, any change in or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Payee with respect to any provision thereof, the recovery of any judgment against the Member or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that nothing contained herein shall be construed to be a waiver by Guarantor of demand of payment or notice to Guarantor with respect to the LLC Agreement or the Capital Contributions. Guarantor covenants that its obligations under this
Section 1(a) will not be discharged except by payment in full of the Capital Contributions owing by the Member to the Payee in accordance with the terms of the LLC Agreement.

               (b) Guarantor shall make available to the Member such personnel as may be reasonably necessary for the Member to accomplish its duties as "manager" under and in accordance with the LLC Agreement.

               (c) Guarantor hereby guarantees the performance of all of the obligations of Candlewood Hotel Company, L.L.C., a Delaware limited liability company, under each of the


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Franchise Agreements.

               (d) Guarantor covenants and agrees to execute and deliver non-competition agreements with each Hotel Owner as contemplated by Section 3.3(d) of the LLC Agreement; provided, however, that Guarantor's obligation to execute and deliver any such agreement shall be subject to Guarantor and the Board reaching mutual agreement on the radius, the duration, the brands of hotel covered and any other term of such agreement.

               (e) Guarantor covenants and agrees that it will provide such payment, performance and completion guaranties and environmental indemnities, all in form and substance reasonably satisfactory to Candlewood, as are reasonably required by any Construction Lender in connection with any Construction Loan.

               (f) Guarantor shall be subrogated to all rights of the Payee in respect of any amounts paid by Guarantor pursuant to the provisions of this Guaranty. Notwithstanding the immediately preceding sentence, Guarantor hereby covenants and agrees that (a) it will not enforce or otherwise exercise any rights of reimbursement, subrogation, offset, contribution or other similar rights or claims with respect to the obligations and indemnification provided for herein against the Member prior to the payment in full of the Capital Contributions and the full and indefeasible payment and performance of Payee's obligations under the Loan Agreement and (b) it hereby waives all rights of reimbursement, subrogation, offset, contribution and all other similar rights and claims against the Member arising whether by contract or operation of law out of or in connection with any payment made under this Agreement prior to the full payment and performance of the Loan Obligations and within one year after the full payment and performance of Payee's obligations under the Loan Agreement or such lesser time if such payments can no longer be voided by the bankruptcy of Guarantor.

               (g) This Guaranty shall continue to be effective or reinstated, as the case may be, if at any time any amount owed to the Payee by the Member under the LLC Agreement is rescinded or must otherwise be returned by the Payee upon the insolvency, bankruptcy or reorganization by Guarantor, the Member or otherwise, all as though such payment had not been made.

               Section 2. Miscellaneous

               Section 2.1. Notices. All notices to Guarantor under this Guaranty and copies of all notices to the Member with respect to Capital Contributions owing by the Member under the LLC Agreement shall, until Guarantor furnishes written notice to the contrary, be mailed or delivered to Guarantor at 8621 E. 21st Street N., Suite 200, Wichita, KS 67206, and directed to the attention of the Executive Vice President of Guarantor.

               Section 2.2. Governing Law. This Guaranty shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts.

               Section 2.3. Interpretation. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part


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hereof.

               Section 2.4. Attorneys' Cost. If Payee commences an action against Guarantor to enforce any of the terms hereof or because of the breach by Guarantor of any of the terms hereof, Guarantor shall pay Payee's reasonable attorneys' fees and all costs and expenses. The right to such reasonable attorneys' fees and all costs and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Guarantor breaches any term of this Agreement, Payee may employ any attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Guarantor, Guarantor shall pay the reasonable attorneys' fees and all costs and expenses incurred by Payee, whether or not an action is actually commenced against Guarantor by reason of such breach. Notwithstanding the foregoing, if Guarantor prevails in any litigation with Payee regarding any enforcement action then Guarantor shall not be required to pay the fees, costs and expenses related to such action to Payee.

               Section 2.5. Reimbursement of Certain Costs. Guarantor covenants and agrees that it will pay any Transaction Expenses (as defined in the Loan Agreement) owing by Payee to Lender in accordance with the terms of Section 12.3 of the Loan Agreement and reimburse Payee and Boston Capital for any Diligence Expenses owing under the proviso in Section 8.8(a) of the LLC Agreement.

               Section 2.6. Currency of Payment. Any payment to be made by Guarantor shall be in United States Dollars.

                            [SIGNATURE PAGE FOLLOWS]


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               IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first set forth above.

                                            CANDLEWOOD HOTEL COMPANY, INC., a
                                            Delaware corporation

                                            By: /s/ WARREN D. FIX
                                               ---------------------------------
                                            Name: Warren D. Fix
                                                 -------------------------------
                                            Title: Executive Vice President,
                                                   Treasurer and Secretary


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SIGNATURE PAGE TO GUARANTY